As filed with the Securities and Exchange Commission on July 20, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	52-1893632
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6801 Rockledge Drive

Bethesda, Maryland 20817

(301) 897-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen M. Piper

Vice President and Associate General Counsel

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, Maryland 20817

(301) 897-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Glenn C. Campbell

Hogan Lovells US LLP

100 International Drive, Suite 2000

Baltimore, Maryland 21202

(410) 659-2700

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt securities	(1)	(1)	(1)	(1)

(1)	The registrant is registering hereby an unspecified principal amount of Debt Securities and is relying on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. Any registration fee will be paid subsequently on a pay-as-you-go basis.

PROSPECTUS

Lockheed Martin Corporation

Debt Securities

We may from time to time offer our Debt Securities for sale on terms and at prices determined at the time the Debt Securities are offered for sale. The terms and prices will be described in more detail in one or more supplements to this prospectus. Before investing, you should carefully read this prospectus and any related prospectus supplement or free writing prospectus. Prospectus supplements or free writing prospectuses may also add, update or change information contained in this prospectus.

We may offer and sell these securities to or through agents, underwriters, dealers or directly to purchasers. The names of any agents, underwriters or dealers and the terms of the arrangements with such entities will be stated in the applicable prospectus supplement.

Our principal executive offices are located at 6801 Rockledge Drive, Bethesda, Maryland 20817, and our telephone number at that address is (301) 897-6000.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus or in any accompanying prospectus supplement or document incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 20, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Using this process, we may offer and sell Debt Securities in one or more offerings from time to time.

We have not authorized anyone to give any information or to make any representations concerning the Debt Securities we may offer except those which are in this prospectus, any prospectus supplement that is delivered with this prospectus, any related free writing prospectus that we authorize, or any documents incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give or make to you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the Debt Securities that are referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy Debt Securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any offer or sale of Debt Securities, as an indication that there has been no change in our affairs since the date of this prospectus.

Neither this prospectus, any accompanying prospectus supplement nor any free writing prospectus that we have authorized contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC’s rules and regulations. For further information, we refer you to the registration statement on Form S-3 we filed with the SEC on July 20, 2017 to register Debt Securities, which can be found on the SEC website or read at the SEC offices mentioned under the headings “Where To Find Additional Information” and “Incorporation of Certain Information by Reference.” The registration statement also includes exhibits. Statements contained in this prospectus, any prospectus supplement and any free writing prospectus that we have authorized, or that are incorporated by reference into this prospectus or a prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the Debt Securities we may offer. Each time we sell Debt Securities, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering and the securities being offered at that time. The prospectus supplement or free writing prospectus also may add, update or change information contained in this prospectus, and any statement in this prospectus will be modified or superseded by any inconsistent statement in a prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the headings “Where To Find Additional Information” and “Incorporation of Certain Information by Reference.”

As used in this prospectus, unless otherwise indicated, “Lockheed Martin,” “the company,” “we,” “our,” and “us” are used interchangeably to refer to Lockheed Martin Corporation or to Lockheed Martin Corporation and its consolidated subsidiaries, as appropriate to the context.

OUR COMPANY

We are a global security and aerospace company principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services. We also provide a broad range of management, engineering, technical, scientific, logistics, system integration and cybersecurity services. We serve both U.S. and international customers with products and services that have defense, civil and commercial applications, with our principal customers being agencies of the U.S. Government. Our main areas of focus are in defense, space, intelligence, homeland security and information technology, including cybersecurity.

We are a Maryland corporation formed in March 1995 by combining the businesses of Lockheed Corporation and Martin Marietta Corporation. Our principal executive offices are located at 6801 Rockledge Drive, Bethesda, Maryland 20817. Our telephone number is (301) 897-6000 and our website home page on the Internet is www.lockheedmartin.com. We make our website content available for information purposes only. Our website should not be relied upon for investment purposes and is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

RISK FACTORS

An investment in our Debt Securities involves risks. We urge you to consider carefully the risks described in the documents incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of Debt Securities, before making an investment decision, including those risks identified under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, which are incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular Debt Securities we offer, may be included in a prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus or a prospectus supplement.

Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our Debt Securities could decline due to any of these risks. Additional risks not presently known to us or that we currently deem immaterial also may impair our business and operations or cause the price of our Debt Securities to decline.

FORWARD-LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995 provides safe harbor provisions for forward-looking information. Forward- looking information is based on projections and estimates, not historical information. Some statements in this prospectus and the documents incorporated by reference in this prospectus are forward-looking and use words like “may,” “believe,” “expect,” “plan,” “anticipate,” “estimate,” and other similar expressions. Forward-looking information involves risks and uncertainties and reflects our best judgment based on then current information. Our financial condition, results of operations and cash flows can be affected by inaccurate assumptions we make or by known or unknown risks and uncertainties. In addition, other factors may affect the accuracy of our forward-looking information. As a result, no forward-looking information can be guaranteed and you should not place undue reliance on forward-looking information. Actual events and the results of operations may vary materially. While it is not possible to identify all factors, we continue to face many risks and uncertainties that could cause actual results to differ from our forward-looking statements, including the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Reports on Form 10-Q for the quarters ended March 26, 2017 and June 25, 2017, and in any subsequently filed documents incorporated into this prospectus by reference.

Except where required by applicable law, we expressly disclaim a duty to provide updates to forward-looking statements after the date of this prospectus to reflect subsequent events, changed circumstances, changes in expectations or the estimates and assumptions associated with them. You should review any additional disclosures we make regarding forward-looking information in our Forms 10-K, 10-Q and 8-K filed with the SEC, which are incorporated into this prospectus by reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC, which means that we may disclose important information by referring you to another document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and certain information we file later with the SEC automatically will update and, to the extent inconsistent, supersede the information filed earlier. We incorporate by reference into this prospectus the documents listed below (and any amendments to these documents) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering of the Debt Securities covered by this prospectus is completed; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC.

The following documents filed with the SEC are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 9, 2017, including the portions of our Proxy Statement, filed with the SEC on March 17, 2017, for our 2017 annual meeting of stockholders incorporated by reference in our Annual Report;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 26, 2017 and June 25, 2017; and

•	our Current Report on Form 8-K filed on April 27, 2017.

You may obtain copies of the documents we incorporate by reference by contacting us at the address indicated below or by contacting the SEC as described below under “Where to Find Additional Information.” We will provide without charge upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference, except that exhibits to such documents will not be provided unless they are specifically incorporated by reference into such documents. Requests for copies of these documents should be directed to:

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, Maryland 20817

Attention: Corporate Secretary

Telephone: (301) 897-6000

WHERE TO FIND ADDITIONAL INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Copies of the registration statement of which this prospectus is a part, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the documents we file with the SEC can be obtained from the public reference room of the SEC upon payment of prescribed fees. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov. Our SEC filings also are available free of charge from our website at http://www.lockheedmartin.com. Information contained on our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

We have presented in the table below our historical consolidated ratio of earnings to fixed charges for the periods shown.

	Six Months Ended June 25, 2017	Fiscal Year
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	8.3	7.8	9.8	13.0	10.1	8.9

The ratio of earnings to fixed charges is a measure of our ability to meet the interest requirements of our outstanding debt securities and leases with current period earnings. A positive ratio indicates that earnings are sufficient to cover our current interest requirements. Our computation of the ratio of earnings to fixed charges includes our consolidated subsidiaries and equity investees. “Earnings” are determined by adding “total fixed charges,” excluding interest capitalized, to earnings from continuing operations before income taxes, eliminating undistributed earnings of our equity investees and adding back losses of our equity investees. “Total fixed charges” consists of interest on all indebtedness, amortization of debt discount or premium, interest capitalized and an interest factor attributable to rents.

USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the Debt Securities under this prospectus for general corporate purposes. These purposes may include the repayment of indebtedness, future acquisitions, capital expenditures, dividends, stock repurchases, working capital, funding our employee benefits, including pension plans, and any other corporate purpose. Until we apply the net proceeds for specific purposes, we may invest the net proceeds in cash equivalents or short-term investments.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the Debt Securities that may be issued from time to time by us under this prospectus. The particular terms relating to each Debt Security will be set forth in a prospectus supplement. In the description of the Debt Securities that follows, “we,” “us,” and “our” refer only to Lockheed Martin Corporation and not to any of its subsidiaries.

General

We may issue from time to time one or more series of Debt Securities under an indenture between us and U.S. Bank National Association, as trustee. The indenture does not limit the amount of Debt Securities that we may issue.

The Debt Securities will be our direct, unsecured and unsubordinated obligations, and may be issued either separately or together with, or upon the conversion of, or in exchange for, other securities.

The following description does not purport to be complete, is only a summary of the material provisions of the indenture for the Debt Securities and is qualified in its entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the Debt Securities. The summary below of the general terms of the Debt Securities will be supplemented by the more specific terms in the prospectus supplement for a particular series of Debt Securities.

Terms

The indenture provides for the issuance of Debt Securities in one or more series. A prospectus supplement relating to a series of Debt Securities will include specific terms relating to that offering. These terms will include some or all of the following:

•	the title of the Debt Securities;

•	any limit on the total principal amount of the Debt Securities;

•	the price or prices at which we will sell the Debt Securities;

•	the maturity date or dates of the Debt Securities;

•	the rate or rates, which may be fixed or variable, at which the Debt Securities will bear interest and the date from which such interest will accrue;

•	the dates on which interest will be payable and the related record dates;

•	whether any index, formula or other method will be used to determine payments of principal or interest and the manner of determining the amount of such payments;

•	the place or places where principal and interest payments on the Debt Securities will be payable;

•	whether the Debt Securities are redeemable;

•	any redemption dates, prices, obligations and restrictions on the Debt Securities;

•	any mandatory or optional sinking fund or purchase fund or analogous provisions;

•	the denominations in which the Debt Securities will be issued, if other than $1,000 or multiples of $1,000;

•	the currency in which principal and interest will be paid, if other than U.S. dollars;

•	any provisions granting special rights upon the occurrence of specified events;

•	any deletions from, changes in or additions to the events of default or the covenants specified in the indenture;

•	any trustees, authenticating or paying agents, transfer agents, registrars or other agents for the Debt Securities if other than the trustee;

•	any conversion or exchange features of the Debt Securities;

•	whether we will issue the Debt Securities as original issue discount securities for federal income tax purposes;

•	any special tax implications of the Debt Securities;

•	the terms of payment upon acceleration; and

•	any other material terms of the Debt Securities.

We may issue Debt Securities that are convertible into or exchangeable for our common stock or other securities of Lockheed Martin or another company. We may also continuously offer Debt Securities in a medium term note program. If we issue these types of Debt Securities, we will provide additional information in a prospectus supplement.

We may sell Debt Securities at a discount below their stated principal amount, bearing no interest or interest at a rate that, at the time of issuance, is different than market rates. When we refer to the principal and interest on Debt Securities, we also mean the payment of any additional amounts that we are required to pay under the indenture or the Debt Securities, including amounts for certain taxes, assessments or other governmental charges imposed on holders of Debt Securities.

Denomination, Form, Payment and Transfer

In general, we will denominate and make payments on Debt Securities in U.S. dollars. If we issue Debt Securities denominated, or with payments, in a foreign or composite currency, a prospectus supplement will specify the currency or composite currency.

We may from time to time issue Debt Securities as registered securities. This means that holders will be entitled to receive certificates representing the Debt Securities registered in their name. You can transfer or exchange Debt Securities in registered form upon reimbursement of any taxes or government charges. This transfer or exchange can be made at the trustee’s corporate trust office or at any other office maintained by us for such purposes. We may charge a reasonable fee in connection with certain transfers and exchanges. If the Debt Securities are in registered form, we can pay interest by check mailed to the person in whose name the Debt Securities are registered on the days specified in the indenture.

As a general rule, however, we will issue Debt Securities in the form of one or more global certificates that will be deposited with The Depository Trust Company, New York, New York (“DTC”). DTC will act as depository for the global certificates.

Beneficial interests in global certificates will be shown on, and transfer of beneficial interests will be effected only through, records maintained by DTC and its participants. Therefore, if you wish to own Debt Securities that are represented by one or more global certificates, you can do so only indirectly or “beneficially” through an account with a broker, bank or other financial institution that has an account with DTC (that is, a DTC participant) or through an account directly with DTC if you are a DTC participant.

During the period of time the Debt Securities are represented by one or more global certificates:

•	you will not be able to have the Debt Securities registered in your name;

•	you will not be able to receive a physical certificate for the Debt Securities;

•	DTC will credit interest and principal payments from us to the accounts of your broker, bank or other financial institution according to their beneficial ownership as reflected in DTC’s records;

•	our obligations, as well as the obligations of the trustee and any of our agents, under the Debt Securities will run only to DTC as the registered owner of the Debt Securities. For example, once we make payment to DTC, we will have no further responsibility for the payment even if DTC or your broker, bank or other financial institution fails to pass it on so that you receive it;

•	your rights under the Debt Securities relating to payments, transfer, exchanges and other matters will be governed by applicable law and by the contractual arrangements between you and your broker, bank or other financial institution, and the contractual arrangements you have or your broker, bank or financial institution has with DTC. Neither we nor the trustee will have any responsibility for the actions of DTC or your broker, bank or financial institution;

•	you may not be able to sell your interests in the Debt Securities to some insurance companies and others who are required by law to own their Debt Securities in the form of physical certificates; and

•	because the Debt Securities will trade in DTC’s Same-Day Funds Settlement System, when you buy or sell interests in the Debt Securities, payment for them will have to be made in immediately available funds. This could affect the attractiveness of the Debt Securities to others.

We, the trustee, and the paying agent have no responsibility or liability for the records relating to beneficial ownership interests in the global certificates or for the payments of principal and interest for the accounts of beneficial holders of interests in the global certificates. A global certificate generally can be transferred only as a whole, unless it is being transferred to certain nominees of DTC or it is exchanged in whole or in part for Debt Securities in physical form in accordance with the indenture. A series of Debt Securities represented by global certificates will be exchangeable for Debt Securities in registered form with the same terms in authorized denominations if:

•	DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and we do not appoint a successor depositary within 90 days; or

•	we decide not to require all of the Debt Securities of a series to be represented by global certificates and notify the trustee of that decision.

Events of Default

Unless we indicate otherwise in a prospectus supplement, the following are events of default under the indenture with respect to each series of Debt Securities:

•	failure to pay the principal or any premium on any Debt Security of that series when due at maturity, upon redemption, or otherwise;

•	failure for 30 days to pay interest on any Debt Security of that series when due;

•	failure to comply with any other agreement relating to the Debt Securities of that series or in the indenture that continues for 90 days after we have received written notice of such failure from the trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of the affected series; or

•	certain events of bankruptcy, insolvency or reorganization.

An event of default for one series of Debt Securities does not necessarily constitute an event of default for any other series. The trustee may withhold notice to the Debt Securities holders of any default, except a payment default, if it determines in good faith that such action is in the holders’ interests.

If an event of default occurs and continues, the trustee, or the holders of at least 25% in aggregate principal amount of the Debt Securities of the affected series, may declare the entire principal of, and any premium or accrued interest on, all the Debt Securities of that series to be due and payable immediately. Upon such declaration, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series, by notice to the trustee, may rescind an acceleration of payment and its consequences.

The holders of a majority in principal amount of any series of Debt Securities have the right to direct any proceeding, remedy or power available to the trustee with respect to that series, subject to certain limitations. The trustee may refuse to follow any direction that conflicts with law or the indenture, is unduly prejudicial to the rights of other holders of Debt Securities of the same series, or would involve the trustee in personal liability. The trustee also has no obligation to exercise any of its rights at the request or direction of any of the holders, unless the holders have offered the trustee a satisfactory indemnity against the costs, expenses and liabilities that the trustee may incur in compliance with such request or direction.

Conversion Rights

We will describe the terms upon which Debt Securities may be convertible into our common stock or other securities of Lockheed Martin or another company in a prospectus supplement. These terms will include provisions as to whether conversion is mandatory or optional. They also may include provisions adjusting the number of shares of our common stock or such other securities of Lockheed Martin or another company that are issuable upon any such conversion.

Certain Covenants

Unless the applicable prospectus supplement specifies otherwise, the Debt Securities will be subject to the restrictive covenants described below. Any additional restrictive covenants applicable to a particular series of Debt Securities that we offer will be described in the applicable prospectus supplement. Under the indenture, among other things, we agree to:

•	promptly pay the principal, interest and any premium on the Debt Securities on the dates and in the manner provided in the Debt Securities;

•	maintain a place of payment; and

•	deliver to the trustee copies of our SEC reports and a compliance certificate within 120 days after the end of each fiscal year that certifies our compliance with, or any defaults under, our covenants under the indenture.

The indenture restricts our ability and the ability of certain of our subsidiaries to encumber assets that are defined in the indenture as restricted property. If we, or any restricted subsidiary, as defined below, pledge or mortgage any of our restricted property to secure any debt, then we will, unless an exception applies, pledge or mortgage the same property to or for the benefit of the trustee to secure the Debt Securities equally and ratably for as long as such debt is secured by such property.

This restriction will not apply in certain situations. Assets may be encumbered if the encumbrance is a permitted lien, as defined below, without regard to the amount of debt secured by the encumbrance. Assets also may be encumbered if the sum of the following does not exceed 10% of our consolidated net tangible assets:

•	the amount of debt secured by such assets; plus

•	the total amount of other secured debt on restricted property, excluding debt that is secured by a permitted lien and excluding debt secured by a lien existing on the date of the indenture; plus

•	the total amount of attributable debt in respect of certain sale-leaseback transactions.

Permitted liens include:

•	liens on a corporation’s property, stock or debt at the time it becomes a restricted subsidiary;

•	liens on property at the time we or a restricted subsidiary acquires the property, provided that no such lien extends to any other restricted property owned by us or a restricted subsidiary at the time the property is acquired;

•	liens securing payment of all or part of a property’s purchase price upon the acquisition of such property or to secure debt incurred or guaranteed prior to, at the time of or within one year after the later of the property’s acquisition, completion of construction (including any improvements on existing property) or commencement of full operations of such property, for the purpose of financing the purchase price or construction or improvements on the property;

•	liens securing debt owed by a restricted subsidiary to us or another restricted subsidiary;

•	liens on property of an entity at the time such entity is merged into or consolidated with us or a restricted subsidiary or at the time we or a restricted subsidiary acquire all or substantially all of the assets of the entity;

•	liens in favor of any customer to secure payments or performance pursuant to any contract or statute, any related indebtedness or debt guaranteed by a government or governmental authority;

•	liens arising pursuant to any order of attachment, distraint or similar legal process so long as the execution or other enforcement is effectively stayed and the claims secured are being contested in good faith by appropriate proceedings;

•	materialmen’s, suppliers’, tax or similar liens arising in the ordinary course of business for sums not overdue or which are being contested in good faith by appropriate proceedings; and

•	any renewal, extension or replacement for any lien permitted by one of the exceptions described above or a lien existing on the date that Debt Securities of a series are first issued, provided that the renewal, extension or replacement is limited to all or any part of the same property subject to the existing lien.

Except in certain circumstances, the indenture also restricts our ability and the abilities of our restricted subsidiaries to enter into sale-leaseback transactions. The indenture will not otherwise limit our ability to incur additional debt, unless we disclose such limitations in a prospectus supplement.

The following are summaries of definitions for certain terms used in the covenants. For the full definition of these terms, you should refer to the indenture filed as an exhibit to the registration statement.

•	“Attributable debt” for a lease means the carrying value of the capitalized rental obligation determined under U.S. generally accepted accounting principles.

•	“Consolidated net tangible assets” means our total assets, including the assets of our consolidated subsidiaries, less total current liabilities, goodwill, patents and trademarks, all as reflected in our most recent consolidated balance sheet at the time a determination is being made.

•	“Lien” means any mortgage, pledge, security interest or lien.

•	“Principal property” means, with certain exceptions, any manufacturing facility located in the United States and owned by us or by one or more restricted subsidiaries and which has, as of the date the lien is incurred, a net book value, after deduction of depreciation and similar charges, greater than 3% of consolidated net tangible assets, or any manufacturing facility or other property declared to be a principal property by our chief executive officer or chief financial officer by delivery of a certificate to that effect to the trustee.

•	“Restricted property” means, as to any particular series of Debt Securities, any principal property, any debt of a restricted subsidiary owned by us or one of our restricted subsidiaries on the date Debt Securities of the series are first issued or secured by a principal property, or any shares of our stock or the stock of a restricted subsidiary owned by us or one of our restricted subsidiaries.

•	“Restricted subsidiary” means one of our subsidiaries that has substantially all of its assets located in, or carries on substantially all of its business in, the United States and that owns a principal property, except that a subsidiary shall not be a restricted subsidiary if its shares are registered with the SEC or if it is required to file periodic reports with the SEC.

•	“Sale-leaseback transaction” means, subject to certain exceptions, an arrangement pursuant to which we, or a restricted subsidiary, transfer a principal property to a person and contemporaneously lease it back from that person.

Consolidation, Merger or Sale

The indenture prohibits us from consolidating with or merging into another corporation, or transferring all or substantially all of our assets to another corporation unless:

•	the resulting, surviving or transferee corporation assumes by supplemental indenture all of our obligations under the Debt Securities and the indenture;

•	immediately after giving effect to the transaction, no event of default and no circumstances which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•	we have delivered to the trustee an officers’ certificate and a legal opinion confirming that we have complied with the indenture.

If we enter into such a transaction and comply with these provisions, our obligations under the Debt Securities and the indenture will terminate.

Redemption, Sinking Fund, Discharge and Defeasance

If a series of Debt Securities may be redeemed or is subject to a sinking fund, the prospectus supplement will describe those terms.

The indenture permits us to satisfy and discharge our obligations or defease certain of our obligations for any series of Debt Securities at any time. We may discharge our obligations with respect to a series of Debt Securities or defease certain of our obligations with respect to a series of Debt Securities by irrevocably depositing with the trustee cash or government securities sufficient to pay all sums due on that series and by delivering to the trustee an opinion of counsel to the effect that, based on applicable U.S. federal income tax law or a ruling published by the U.S. Internal Revenue Service, the discharge or defeasance, as the case may be, will not be deemed, or result in, a taxable event with respect to the holders of that series. Under certain circumstances, upon deposit of such cash or government securities and delivery of such opinion of counsel, our legal obligation to pay principal, interest and any premium on that series will be discharged. We can discharge or defease one series of Debt Securities without discharging or defeasing any other series.

Amendments, Supplements and Waivers

Without notice to or consent of any holder of the Debt Securities, we may amend or supplement the indenture to clarify or make certain other changes that would not materially adversely affect the legal rights of any holder.

Without notice to any holder but with the written consent of holders of not less than a majority in principal amount of the Debt Securities of a particular series affected, we may amend or supplement the indenture or the Debt Securities of such series. Without notice to any holder, the holders of a majority in principal amount of the Debt Securities of an affected series may waive compliance by us with any provision of the indenture as it applies to such series or any provision of the Debt Securities of such series. However, without the consent of each holder affected by a change, no amendment, supplement, or waiver may:

•	reduce the amount of securities of any series required to consent to a particular amendment, supplement, or waiver;

•	reduce the interest rate or extend the interest payment date on any Debt Securities;

•	reduce the principal of or extend the fixed maturity date of any Debt Securities;

•	reduce the portion of the principal amount of a discounted security payable upon acceleration; or

•	make any Debt Securities payable in any currency other than the one stated in the security.

We may enter into supplemental indentures for other specified purposes and to make changes that would not materially adversely affect your interests, including the creation of any new series of Debt Securities, without the consent of any holder of Debt Securities.

Governing Law

The laws of the state of Maryland govern the indenture and the Debt Securities.

PLAN OF DISTRIBUTION

We may sell Debt Securities to or through underwriters and also directly to other purchasers or through agents.

The distribution of the Debt Securities offered under the prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

In connection with the sale of Debt Securities, underwriters may receive compensation from us or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions.

Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters, and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities offered under this prospectus may be “underwriters” as defined in the Securities Act of 1933, as amended (the “Securities Act”). Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the applicable prospectus supplement. The prospectus supplement will also describe the other terms of the offering, including any discounts or concessions allowed or re- allowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make as a result of those liabilities.

If the applicable prospectus supplement indicates, we may authorize dealers or agents to solicit offers by certain institutions to purchase Debt Securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

An institutional purchaser’s obligation under the contract will be subject to the condition that the purchase of the offered Debt Securities at the time of delivery is allowed by the laws that govern such purchaser. The dealers and the agents will not be responsible for the validity or performance of the contracts.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, legal matters in connection with the Debt Securities will be passed upon for us by Hogan Lovells US LLP, Baltimore, Maryland, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Lockheed Martin Corporation appearing in Lockheed Martin Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of Lockheed Martin Corporation’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Lockheed Martin Corporation did not maintain effective internal control over financial reporting as of December 31, 2016, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described in such reports, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited consolidated interim financial information of Lockheed Martin Corporation for the quarters ended March 26, 2017 and March 27, 2016 and the quarters and six months ended June 25, 2017 and June 26, 2016, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 26, 2017 and July 20, 2017, included in Lockheed Martin Corporation’s Quarterly Reports on Forms 10-Q for the quarters ended March 26, 2017 and June 25, 2017, and incorporated by reference herein, state that they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because these reports are not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table is a statement of estimated expenses to be incurred by the registrant in connection with the issuance and distribution of the Debt Securities being registered under this registration statement.

SEC Registration Fee	$	(*)
Rating Agency Fees		(**)
Legal Fees and Expenses		(**)
Accounting Fees and Expenses		(**)
Printing and Engraving Expenses		(**)
Trustee’s Fees		(**)
Miscellaneous		(**)
Total	$	(**)

(*)	Pursuant to Rule 456(b) and Rule 457(r), the Registrant is deferring payment of all of the SEC Registration Fee.
(**)	Because an indeterminate amount of Debt Securities are covered by this registration statement, the expenses in connection with the issuance and distribution of Debt Securities are not currently determinable. A prospectus supplement will set forth the estimated expenses payable in connection with a particular offering of Debt Securities.

Item 15.	Indemnification of Directors and Officers.

The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the corporation or its stockholders for money damages, except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (c) in respect of certain other actions not applicable to the Registrant. Under the Maryland General Corporation Law, unless limited by charter, indemnification is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding by reason of his or her service as a director or officer unless such indemnification is not otherwise permitted as described in the following sentence. Indemnification is permissive unless it is established that (a) the act or omission of the individual was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the individual actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the individual had reasonable cause to believe his or her act or omission was unlawful. In addition to the foregoing, a court of appropriate jurisdiction may, under certain circumstances, order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of competent jurisdiction.

Article XI of the Charter of the Registrant limits the liability of directors and officers to the fullest extent permitted by the Maryland General Corporation Law. Article XI of the Charter of the Registrant also authorizes the board of directors of the Registrant to adopt bylaws or resolutions to provide for the indemnification of directors and officers, provided that such bylaws or resolutions are consistent with applicable law. Article VI of the Bylaws of the Registrant provides for the indemnification of the Registrant’s directors and officers to the fullest extent permitted by the Maryland General Corporation Law. In addition, the Registrant’s directors and officers are covered by certain insurance policies maintained by the Registrant.

The Registrant has entered into indemnification agreements with its directors. The indemnification agreements require the Registrant to indemnify a director to the fullest extent permitted by Maryland law. The indemnification agreements also require the Registrant to advance expenses on behalf of such director if the director furnishes the Registrant with a written affirmation of the director’s good faith belief that the standard of conduct necessary for indemnification by the Registrant has been met and a written undertaking to reimburse the Registrant if a court of competent jurisdiction determines that the director is not entitled to indemnification. The agreements are in addition to other rights to which a director may be entitled under the Registrant’s Charter, Bylaws, and Maryland law.

Item 16.	Exhibits.

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement for Debt Securities. (1)

4.1	Indenture, dated as of September 6, 2011, between Lockheed Martin Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-11437), filed with the SEC on September 8, 2011).

4.2	Form of Debt Securities. (1)

5.1	Opinion of Hogan Lovells US LLP regarding the validity of the Debt Securities. (2)

12.1	Statement regarding computation of ratio of earnings to fixed charges. (2)

15.1	Acknowledgment of Ernst & Young LLP, Independent Registered Public Accounting Firm. (2)

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm. (2)

23.2	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1 hereof). (2)

24.1	Powers of Attorney. (2)

25.1	Statement of Eligibility of the Trustee on Form T-1. (2)

(1)	To be filed by amendment or as an exhibit to a report filed by the Registrant under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
(2)	Filed herewith.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, state of Maryland, on this 20th day of July, 2017.

Lockheed Martin Corporation (Registrant)

By:	/s/ Brian P. Colan
Brian P. Colan Vice President, Controller and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	Chairman, President and Chief Executive Officer	July 20, 2017

Marillyn A. Hewson	(Principal Executive Officer)

*	Executive Vice President and Chief Financial Officer	July 20, 2017

Bruce L. Tanner	(Principal Financial Officer)

/s/ Brian P. Colan	Vice President, Controller and Chief Accounting Officer	July 20, 2017

Brian P. Colan	(Principal Accounting Officer)

*	Director	July 20, 2017

Daniel F. Akerson

*	Director	July 20, 2017

Nolan D. Archibald

*	Director	July 20, 2017

Rosalind G. Brewer

*	Director	July 20, 2017

David B. Burritt

*	Director	July 20, 2017

Bruce A. Carlson

*	Director	July 20, 2017

James O. Ellis, Jr.

*	Director	July 20, 2017

Thomas J. Falk

*	Director	July 20, 2017

Ilene S. Gordon

*	Director	July 20, 2017

James M. Loy

*	Director	July 20, 2017

Joseph W. Ralston

*	Director	July 20, 2017

Anne Stevens

*By Stephen M. Piper pursuant to Powers of Attorney which have been filed with this registration statement on Form S-3.

Date: July 20, 2017	By:	/s/ Stephen M. Piper
Stephen M. Piper Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement for Debt Securities. (1)

4.1	Indenture, dated as of September 6, 2011, between Lockheed Martin Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-11437), filed with the SEC on September 8, 2011).

4.2	Form of Debt Securities. (1)

5.1	Opinion of Hogan Lovells US LLP regarding the validity of the Debt Securities. (2)

12.1	Statement regarding computation of ratio of earnings to fixed charges. (2)

15.1	Acknowledgment of Ernst & Young LLP, Independent Registered Public Accounting Firm. (2)

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm. (2)

23.2	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1 hereof). (2)

24.1	Powers of Attorney. (2)

25.1	Statement of Eligibility of the Trustee on Form T-1. (2)

(1)	To be filed by amendment or as an exhibit to a report filed by the Registrant under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
(2)	Filed herewith.